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                                                                   EXHIBIT 10.11

                               SILICON VALLEY BANK
                                3003 Tasman Drive
                              Santa Clara, CA 95054
                       (408) 654-1000 - Fax (408) 980-6410

                   NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT
                                  (California)

                  This NON-RECOURSE RECEIVABLES PURCHASE AGREEMENT (the "Agreement"), dated as of May 3, 1999 is between Silicon Valley Bank ("Buyer") having a place of business at the address specified above and ANALOGY, INC., AN OREGON CORPORATION, AND ITS WHOLLY OWNED SUBSIDIARIES ANALOGY, U.K., ANALOGY SWEDEN AB, ANALOGY FRANCE S.A., AND ANALOGY, GMBH, INDIVIDUALLY AND COLLECTIVELY, ("Seller") having its principal place of business and chief executive office at :

           Street Address:          9205 SW Gemini Drive
                     City:          Beaverton
                   County:          Washington
                    State:          Oregon
                 Zip code:          97005
                      Fax:          503/643-3361

1. DEFINITIONS. When used herein, the following terms have the following meanings.

         1.1 "Account Debtor" has the meaning set forth in the California Uniform Commercial Code and shall include any person liable on any Purchased Receivable, including without limitation, any guarantor of the Purchased Receivable and any issuer of a letter of credit or banker's acceptance.

         1.2 "Adjustments" means all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.

         1.3 "Administrative Fee" means a fee payable by the Seller to the Buyer in an amount equal to 0.50% of the Purchase Price.

         1.4 "Discount Rate" means Silicon Valley Bank's Prime Rate plus 3.00% (fixed on date of Purchase.

         1.5 "Due Date" means the date which is 60 days after the Purchase Date for domestic Purchased Receivables and 90 days after the Purchase Date for foreign Purchased Receivables.

         1.6 "Event of Default" has the meaning set forth in Section 9 hereof.

         1.7 "Payment in Full" means Buyer has received payments on account of the Purchased Receivables equal to the Purchased Receivables Amount.

         1.8 "Purchase Date" as defined on Exhibit A or Exhibit B Schedules.

         1.9 "Purchase Price" which is calculated by discounting the Purchased Receivables Amount by the Discount Rate for the number of days from the Purchase Date to the Due Date.


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         1.10 "Purchased Receivables" means all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and other rights to payment, and all proceeds thereof, arising out of the invoices and other agreements identified on EXHIBIT A (DOMESTIC) AND EXHIBIT B (FOREIGN) submitted from time to time.

         1.11 "Purchased Receivables Amount" shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) in aggregate at any one time, which is the total of the Purchased Receivables as listed in Exhibit A (Domestic) and Exhibit B (Foreign) submitted from time to time.

         1.12 "Related Property" has the meaning as set forth in Section 9 hereof.

         1.13 "Repurchase Amount" has the meaning set forth in Section 4.2 hereof.

         1.14 "Reserve Amount" means the product of the Discount Rate and the Purchased Receivables Amount multiplied by a fraction, the numerator of which is the number of days in the Reserve Period and the denominator of which is 360 days.

         1.15 "Reserve Period" means a period commencing on the Due Date and ending 60 days thereafter for domestic Purchased receivables and 90 days thereafter for foreign Purchased Receivables.

2.       PURCHASE AND SALE OF RECEIVABLES.

         2.1 SALE AND PURCHASE. Subject to the terms and conditions of this Agreement, effective on the Purchase Date, Seller sells to Buyer and Buyer buys from Seller all right, title, and interest (but none of the obligations with respect to) of the Seller to the payment of all sums owing or to be owing from the Account Debtors under the Purchased Receivables.

         2.2      PURCHASE PRICE.

                  (A) PURCHASE PRICE. On the Purchase Date, the Purchase Price, less the Reserve Amount, Security Deposit and the Administrative Fee, shall be paid by Buyer to Seller. That portion of the Purchase Price consisting of the Reserve Amount shall be payable to Seller only to the extent provided below.

                  (B) INTEREST RESERVE. If Payment in Full occurs on or before the Due Date, Buyer shall pay the full Reserve Amount to Seller. If Payment in Full occurs after the Due Date, but before the end of the Reserve Period, Buyer shall pay a partial refund of the Reserve Amount to Seller in an amount equal to the Reserve Amount multiplied by a fraction, the numerator of which is the number of days from the date Payment in Full occurs to the end of the Reserve Period and the denominator of which is the number of days in the Reserve Period. If Payment in full occurs on or after the end of the Reserve Period, Seller shall not be entitled to any refund of the Reserve Amount.

         2.3 LATE PAYMENT SETTLEMENT. If Payment in Full does not occur on or before the end of the Reserve Period, then, at the end of each 30 day period after the end of the Reserve Period and before Payment in Full occurs, and in addition to any other obligations of Seller hereunder, Seller shall pay to Buyer an amount which is equal to (i) the product of the Discount Rate and the average daily balance of the amounts outstanding on the Purchased Receivables during such 30 day period MULTIPLIED BY (ii) a fraction the numerator of which is 30 days and the denominator of which is 360 days.

         2.4 ADMINISTRATIVE FEE. On the Purchase Date, Seller shall pay to Buyer the Administrative Fee. Buyer may deduct the Administrative Fee from the Purchase Price.


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3.       COLLECTIONS, CHARGES AND REMITTANCES.

         3.1 COLLECTION BY SELLER. In order to facilitate the collection of the Purchased Receivables in the ordinary course of business, Seller agrees to act as Buyer's agent for collection. Accordingly, Buyer hereby constitutes the Seller its attorney-in-fact to ask for, demand, take, collect, sue for and receive all payments made in respect of the Purchased Receivables and to enforce all rights and remedies thereunder and designates Seller as Buyer's assignee for collection; PROVIDED that such appointment of Seller as such attorney-in-fact or assignee for collection may be revoked by Buyer at any time. Seller, as such attorney-in-fact, shall use due diligence and reasonable lawful means to collect all amounts owed by the Account Debtors on each Purchased Receivable when the same become due. In the enforcement or the collection of Purchased Receivables, Seller shall commence any legal proceedings only in its own name as an assignee for collection or enforcement of Buyer or, with Buyer's prior written consent, in Buyer's name. In no event shall Seller take any action which would make Buyer a party to any litigation or arbitration proceeding without Buyer's prior written consent. Seller shall (i) hold in trust for Buyer in a segregated account and turn over to Buyer forthwith upon receipt all payments made to the Seller by Account Debtors with respect to Purchased Receivables and not previously paid to Buyer, and (ii) turn over to Buyer forthwith on receipt all instruments, chattel paper and other proceeds of the Purchased Receivables.

         3.2 COLLECTION BY BUYER. Upon the purchase of the Purchased Receivables, Buyer shall have full power and authority to ask for, demand, take, collect, sue for and receive all payments in respect of the obligations which Seller, except for the execution hereof, could ask for, demand, take, collect, sue for ad receive for its own use, and to enforce all rights and remedies thereunder which Seller could enforce if this Agreement had not been made and Seller hereby ratifies any actions which Buyer shall lawfully take to enforce its rights hereunder; PROVIDED that Buyer shall not exercise such power or authority prior to the occurrence of an Event of Default, except on prior written notice to Seller. Without limiting the foregoing, Buyer may enforce the payment of each of the Purchased Receivables in its own name or in the name of Seller, and may endorse the name of the Seller on all checks, drafts, money orders and other instruments tendered to or received in payment of any such Purchased Receivables. Seller hereby authorizes Buyer to notify any and all Account Debtors with respect to such Purchased Receivables of the purchase and sale contemplated hereby, and to cause all payments in respect thereof to be made directly to Buyer. Whether or not Buyer shall have so notified any Account Debtors, upon Buyer's request the Seller shall at its expense so notify the Account Debtors, cause all payments in respect thereof to be made directly to Buyer and render all reasonable assistance to Buyer in collecting such items and in enforcing claims thereof. All sums collected or received and all property recovered and possessed by Buyer in connection with the Purchased Receivables shall belong to Buyer absolutely. All sums collected or received and all property recovered or possessed by the Seller in connection with Purchased Receivables shall be received and held by the Seller in trust for and on Buyer's behalf; and upon receipt of any such sum or property, Seller shall forthwith deliver the same to Buyer, or upon its order. In connection with its obligations under this SECTION 3.2, Seller agrees to execute such instruments (including without limitation applications to governmental authorities for the delivery of mail through an agent) and to adopt such procedures, including the appointment of trustees of the institution of depositary or collateral account procedures, as Buyer may from time to time request, to provide for the direct collection by it of amounts due under the Purchased Receivables.

         3.3 NO OBLIGATION TO TAKE ACTION. Buyer shall have no obligation to perform any of Seller's obligations under any Purchased Receivables or to take any action or commence any proceedings to realize upon any Purchased Receivables (including without limitation any defaulted Purchased Receivables), or to enforce any of its rights or remedies with respect thereto.

4.       NON-RECOURSE; REPURCHASE OBLIGATIONS.

         4.1 NON-RECOURSE. Except as otherwise set forth in this Agreement (including Sections 4.2, 7, and 8), Buyer's acquisition of Purchased Receivables from Seller hereunder shall be without recourse against Seller.


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         4.2 SELLER'S AGREEMENT TO REPURCHASE. Seller agrees to pay to Buyer on demand, the full face amount, or any unpaid portion, of any Purchased
Receivable: (A) with respect to which there has been any breach of warranty or representation set forth in Section 6 hereof or any breach of any covenant contained in this Agreement; or (B) with respect to which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; together with all reasonable attorneys' and professional fees and expenses and all court costs incurred by Buyer in collecting such Purchased Receivable and/or enforcing its rights under, or collecting amounts owed by Seller in connection with, this Agreement, and together with an amount which is equal to (i) the product of the Discount Rate and the average daily balance of the amounts outstanding on such Purchased Receivable during the period from the Purchase Date to the date such Repurchase Amount is paid MULTIPLIED BY (ii) a fraction the numerator of which is the number of days from the Purchase Date to the date such Repurchase Amount is paid and the denominator of which is 360 days (collectively, the "Repurchase Amount").

         4.3 SELLER'S PAYMENT OF THE REPURCHASE AMOUNT OR OTHER AMOUNTS DUE BUYER. When any Repurchase Amount or other amount owing to Buyer becomes due, Buyer shall inform Seller of the manner of payment which may be any one or more of the following in Buyer's sole discretion: (a) in cash immediately upon demand therefor; (b) by debiting Seller's line of credit with Buyer, or (c) by any combination of the foregoing as Buyer may from time to time choose. To insure that the option set forth in clause (b) of the foregoing sentence remains available to Buyer, there shall be at all times reserved from the Seller's borrowing availability on such line of credit an amount equal to the total outstanding balance of the Purchased Receivables.

5. POWER OF ATTORNEY. Seller does hereby irrevocably appoint Buyer and its successors and assigns as Seller's true and lawful attorney in fact, and hereby authorizes Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Purchased Receivables; (b) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Purchased Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Purchased Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Buyer's name or Seller's name, as Buyer may choose; (c) to prepare, file and sign Seller's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document with respect to Purchased Receivables; (d) to notify all Account Debtors with respect to the Purchased Receivables to pay Buyer directly;
(e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Receivables; (f) to endorse Seller's name on any checks or other forms of payment on the Purchased Receivables; (g) to execute on behalf of Seller any and all instruments, documents, financing statements and the like to perfect Buyer's interests in the Purchased Receivables; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes.

6.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         6.1 SELLER'S WARRANTIES, REPRESENTATIONS AND COVENANTS. To induce Buyer to purchase the Purchased Receivables and to render its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to purchase the Purchased Receivables, Seller represents, warrants, covenants and agrees, with respect to Exhibit A (Domestic) and Exhibit B (Foreign) hereto and each of the Purchased Receivables described therein, that:

                  (A) Seller is the absolute owner of each of the Purchased Receivables set forth in Exhibit A (Domestic) and Exhibit B (Foreign) (Domestic) and Exhibit B (Foreign) hereto and has full legal right to sell, transfer and assign each of the Purchased Receivables;

                  (B) The correct amount of each receivable is as set forth in Exhibit A (Domestic) and Exhibit B (Foreign) hereto and is not in dispute;


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                  (C)      The payment of each receivable is not contingent upon
                           the fulfillment of any obligation or contract, past or future and any and all obligations required of the Seller have been fulfilled as of the date of the Purchase Date;

                  (D) Each receivable set forth on Exhibit (s) A (Domestic) and B (Foreign) hereto is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any and all liens, security interests and encumbrances other than liens, security interests or encumbrances in favor of Buyer or any other division or affiliate of Silicon Valley Bank;

                  (E) There are no defenses, offsets, or counterclaims against any of the Purchased Receivables, and no agreement has been made under which the Account Debtor may claim any deduction or discount with respect thereto;

                  (F) Each Purchased Receivable shall be the property of the Buyer and if for any reason it should be paid to Seller, Seller shall promptly notify Buyer of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Buyer, and shall promptly transfer and deliver the same to the Buyer;

                  (G) Buyer has the right of endorsement, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable;

                  (H) Seller, and to Seller's best knowledge, each Account Debtor set forth in Exhibit A (Domestic) and Exhibit B (Foreign), are and shall remain solvent as that term is defined in the United States Bankruptcy Code and the California Uniform Commercial Code, and no such Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the United States Bankruptcy Code;

                  (I) Each Account Debtor named on Exhibit A (Domestic) and Exhibit B (Foreign) hereto will not object to the payment for, or the quality or the quantity of the subject matter of, the receivable and is liable for the amount set forth on such Exhibit A (Domestic) and Exhibit B (Foreign); and

                  (J) Upon Buyer's request, each Account Debtor shall promptly be notified, after acceptance by Buyer, that the Purchased Receivable has been transferred to and is payable to Buyer, and Seller shall not take or permit any action to countermand such notification.

         6.2 ADDITIONAL WARRANTIES, REPRESENTATIONS AND COVENANTS. In addition to the foregoing warranties, representations and covenants, to induce Buyer to purchase the Purchased Receivables and to render its services to Seller, Seller hereby represents, warrants, covenants and agrees that:

                  (A) Seller will not assign, transfer, sell, or grant, or permit any lien or security interest in any Purchased Receivables to or in favor of any other party, without Buyer's prior written consent

                  (B) The Seller's name, form of organization, chief executive office, and the place where the records concerning all Purchased Receivables are kept is set forth at the beginning of this Agreement or, if located at any additional location, as set forth on a schedule attached to this Agreement, and Seller will give Buyer at least 30


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                           days prior written notice if such name, organization,
                           chief executive office or records concerning
                           Purchased Receivables is changed or added and shall execute any documents necessary to perfect Buyer's interest in the Purchased Receivables;

                  (C) Seller shall (i) pay all of its normal gross payroll for employees, and all federal and state taxes, as and when due, including without limitation all payroll and withholding taxes and state sales taxes;
                           (ii) deliver at any time and from time to time at Buyer's request, evidence satisfactory to Buyer that all such amounts have been paid to the proper taxing authorities; and (iii) if requested by Buyer, pay its payroll and related taxes through a bank or an independent payroll service acceptable to Buyer; and

                  (D) Seller has not filed a voluntary petition for relief under the United States Bankruptcy Code or had filed against it an involuntary petition for relief and is not contemplating or anticipating any such filing.

7. ADJUSTMENTS. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6.1, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer's approval, resolve such disputes and advise Buyer of any Adjustments and promptly remit the amount thereof to Buyer. Buyer shall remain the absolute owner of any Purchased Receivable which is subject to Adjustment, and, until the amount of such adjustment is paid by Seller to Buyer, any rejected, returned, or recovered personal property, with the right to take possession thereof at any time, and if such possession is not taken by Buyer, Seller is to resell it for Buyer's account at Seller's expense with the proceeds made payable to Buyer. While Seller retains possession of said returned goods and such goods are the property of Buyer, Seller shall segregate said goods and mark them "property of Silicon Valley Bank."

8. INDEMNIFICATION.

                  (A) Seller hereby agrees that in the event any Account Debtor is released from all or any part of its payment obligations with respect to any Purchased Receivable by reason of: (1) any act or omission of Seller; or (2) the operation of any of the provisions of the documentation pertaining to such Purchased Receivables, which result in the termination of the Account Debtor's obligation to pay all of any part of the Purchased Receivables, then, upon the happening of any such event, Seller shall thereafter pay to Buyer on the date when the Account Debtor would otherwise have paid the Purchased Receivable to Buyer an amount equal to the amount of the Purchased Receivable not payable by the Account Debtor as a result of such event.

                  (B) Seller hereby agrees to pay, and to indemnify and hold harmless Buyer from and against, any taxes which may at any time be asserted in respect of this transaction or the subject matter thereof (including, without limitation, any sales, occupational, excise, gross receipts, general corporation, personal property, privilege or license taxes, but not including taxes imposed upon the Buyer with respect to its income arising out of this transaction) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller hereunder or imposed against Buyer, Seller, the property involved or otherwise; PROVIDED that with respect to any of the foregoing for which Seller shall be liable, Seller shall receive reasonably prompt notice from Buyer of this assertion of any such taxes on Buyer of which Buyer has notice.

9. ADDITIONAL RIGHTS. To secure the prompt payment and performance to Buyer of all of the Purchased Receivables, Seller hereby grants to Buyer a continuing lien upon and security interest in all of Seller's now existing or hereafter arising rights and interest in the following, whether now owned or existing or hereafter created, acquired, or arising, and wherever located (the "Related Property"): (A) Seller's rights to any returned or rejected goods in respect of the Purchased Receivables, with respect to which Buyer has all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage


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in transit; (B) All books and records pertaining to the Purchased Receivables or the foregoing goods; and (C) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds. Seller is not authorized to sell, assign, transfer or otherwise convey any interest in any Related Property without Buyer's prior written consent. Seller agrees to sign
UCC financing statements, in a form acceptable to Buyer, and any other instruments and documents requested by Buyer to evidence, perfect, or protect the interests of Buyer in the Purchased Receivables and the Related Property. Seller agrees to deliver to Buyer the originals of all instruments, chattel paper and documents evidencing or related to Purchased Receivables and Related Property.

10. DEFAULT. The occurrence of any one or more of the following shall constitute an Event of Default hereunder:

                  (A) Seller fails to pay any amount owed to Buyer as and when due;

                  (B) There shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

                  (C) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital;

                  (D) Any involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or any Related Property;

                  (E) Seller shall breach any covenant, agreement, warranty, or representation set forth herein, and the same is not cured to Buyer's satisfaction within 10 days after Buyer has given Seller oral or written notice thereof; provided, that if such breach is incapable of being cured it shall constitute an immediate default hereunder;

                  (F) Seller is not in compliance with, or otherwise is in default under, any term of any document, instrument or agreement evidencing a debt, obligation or liability of any kind or character of Seller, now or hereafter existing, in favor of Buyer or any division or affiliate of Silicon Valley Bank, regardless of whether such debt, obligation or liability is direct or indirect, primary or secondary, joint, several or joint and several, or fixed or contingent, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof;

                  (G) An event of default shall occur under any guaranty executed by any guarantor of the obligations of Seller to Buyer under this Agreement, or any material provision of any such guaranty shall for any reason cease to be valid or enforceable or any such guaranty shall be repudiated or terminated, including by operation of law;

                  (H) A default or event of default shall occur under any agreement between Seller and any creditor of Seller that has entered into a subordination agreement with Buyer; or

                  (I) Any creditor that has entered into a subordination agreement with Buyer shall breach any of the terms of or not comply with such subordination agreement.

11. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Buyer has and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights

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described in Section 5 with respect to all Purchased Receivables and Related
Property, and the right to collect, dispose of, sell, lease. use. and realize upon all Purchased Receivables and all Related Property.

12. ACCRUAL OF INTEREST. If any amount owed by Seller hereunder is not paid when due shall bear interest from such date until paid at a per annum rate equal to the Prime Rate plus 5%. The Prime Rate shall mean the per annum rate of interest from time to time announced and made effective by Buyer as its Prime Rate (which rate may or may not be the lowest rate available from Buyer at any given time).

13. FEES, COSTS AND EXPENSES. The Seller will pay to Buyer immediately upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Buyer incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Buyer, Seller or any other person) in any way relating to the Purchased Receivables, the Related Property, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Seller or any guarantor, (e) protecting or enforcing its title to the Purchased Receivables or its security interest in the Related Property, (f) collecting any amounts due from Seller or, in the event of any breach of representation, warranty, or covenant by Seller in connection with a Purchased Receivable, such Purchased Receivable, and (g) the representation of Buyer in connection with any bankruptcy case or insolvency proceeding involving Seller or any guarantor. Seller shall indemnify and hold Buyer harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

14. SEVERABILITY, WAIVER, AND CHOICE OF LAW. In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. If Buyer waives a default it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing. Nothing contained herein, or any action taken or not taken by Buyer at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of Buyer to amend this Agreement or to grant to Seller any waivers or consents. This Agreement has been transmitted by Seller to Buyer at Buyer's office in the State of California and has been executed and accepted by Buyer in the State of California. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

15. NOTICES. All notices shall be given to Buyer and Seller at the addresses or faxes set forth on the first page of this Agreement and shall be deemed to have been delivered and received: (a) if mailed, three calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex.

16. JURY TRIAL. SELLER AND BUYER EACH HEREBY (a) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (b) RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT; AND (c) REPRESENT AND WARRANT THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

17. TITLES AND SECTION HEADINGS. The titles and section headings used herein are for convenience only and shall not be used in interpreting this Agreement.

18. OTHER AGREEMENTS. The terms and provisions of this Agreement shall not adversely affect the rights of Buyer or any other division or affiliate of Silicon Valley Bank under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. In the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Seller on the one hand, and Buyer or any other division or affiliate of Silicon Valley Bank on the other hand, Buyer shall determine in its sole discretion which provision shall apply. Seller acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of Seller owing to Buyer or any other division or affiliate of Silicon Valley Bank also secure Seller's obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. Seller further acknowledges that (a) any collateral under other outstanding security agreements or other documents between Seller and Buyer or any other division or affiliate of Silicon Valley Bank secures the obligations of Seller under this Agreement and (b) a default by Seller under this Agreement constitutes a default under other outstanding agreements between Seller and Buyer or any other division or affiliate of Silicon Valley Bank.


                  IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the day and year above written.

SELLER: ANALOGY, INC.



By /s/ Duane C. Fromhart
   ---------------------

Title Corporate Controller
      --------------------

BUYER: SILICON VALLEY BANK



By /s/ Donald J. Chandler
   ----------------------
Title Vice President
      --------------